Exhibit 12.2

CERTIFICATION

I, Yohai Stenzler, certify that:

1.	I have reviewed this Annual Report on Form 20-F of Galmed Pharmaceuticals Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Yohai Stenzler
Yohai Stenzler
Chief Financial Officer

Date: June 23, 2017